Exhibit 99.1

Enservco Corporation Appoints C. Kevin Chesser to Board of Directors

Company also announces continued momentum with first quarter 2023 revenue expected to be in excess of $8.7 million

LONGMONT, CO – April 11, 2023 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced that C. Kevin Chesser, a veteran finance executive with deep experience in the energy industry, has been appointed to its Board of Directors.

Chesser joins the Enservco Board with more than 34 years of experience as a senior finance executive for public and private companies. He is a certified public accountant. For the past five years, he has provided CFO-level business consulting services focused on go-public transactions, financings, M&A and board advisory services within his own consulting firm. His prior experience includes 23 years of service with Deloitte LLP and Briggs & Veselka (now Crowe LLP), where he served as a partner and SEC practice leader.

“Kevin is a highly accomplished and respected finance executive who brings a wealth of relevant experience in finance and public company reporting to the Enservco Board,” said Rich Murphy, Executive Chairman. “We are delighted that he has accepted this role and look forward to benefitting from his energy and experience as a member of the Board’s audit committee.”

“I am excited to join Enservco at a time when revenue is accelerating, profit metrics are improving and the Company is positioned for future success as the oilfield services industry continues its recovery,” said Chesser. “My background is ideally suited to this assignment, and I look forward to working closely with fellow directors and management as we continue to execute our business plan.”

Enservco also announced it expects to report 2023 first quarter revenue in excess of $8.7 million as the Company continues to benefit from increasing customer demand that began in early 2021. The continued trend of revenue growth was supported by a strong performance within the Company’s hot oiling services segment, where its Texas operations achieved their first $1.0 million month in February 2023.

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms “believes,” "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2022, and subsequently filed documents with the SEC. Forward looking statements in this news release include the ability of the Company to benefit from the addition of Kevin Chesser to the Board of Directors, ability of the company to execute its business plan and achieve future success, and expectations for first quarter revenue to $8.7 million. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact:

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com